STOCK PURCHASE AGREEMENT


                                  By and Among


                               BGH HOLDINGS, INC.


                                    As Buyer


                                       and


                       MAPLE GROVE FARMS OF VERMONT, INC.

                       UPCOUNTRY NATURALS OF VERMONT, INC.

                 LES PRODUITS ALIMENTAIRES JACQUES ET FILS, INC.

                               William F. Callahan

                                       and

                                RUTH M. CALLAHAN


                                   As Sellers


                               Dated July 2, 1998

                            STOCK PURCHASE AGREEMENT

                                Table of Contents


Background.........................................................................................  1

Terms..............................................................................................  1

ARTICLE I

                                      THE TRANSACTION...............................................  1
      1.1      Sale and Purchase of Stock...........................................................  1
      1.2      Purchase Price; Post-Closing Adjustment; Payment.....................................  1
      1.3      Closing..............................................................................  4
      1.4      Default by Any of the Sellers........................................................  4

ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY..........................  5
     2.1      Organization.........................................................................  5
     2.2      Capitalization and Ownership; Power and Authority....................................  5
     2.3      Authorization and Enforceability.....................................................  6
     2.5      Qualification; Location of Business and Assets.......................................  6
     2.6      No Violation of Laws or Agreements...................................................  6
     2.7      Financial Statements.................................................................  7
     2.8      No Undisclosed Liabilities...........................................................  7
     2.9      No Changes...........................................................................  8
     2.10     Taxes................................................................................ 11
     2.11     Inventory............................................................................ 14
     2.12     Accounts Receivable.................................................................. 15
     2.13     No Pending Litigation or Proceedings................................................. 16
     2.14     Contracts; Compliance................................................................ 16
     2.15     Compliance With Laws................................................................. 18
     2.16     Consents............................................................................. 19
     2.17     Title................................................................................ 19
     2.18     Real Estate.......................................................................... 20
     2.19     Transactions with Related Parties.................................................... 22
     2.20     Condition of Assets.................................................................. 22
     2.21     Compensation Arrangements; Bank Accounts; Officers and Directors..................... 22
     2.22     Labor Relations...................................................................... 23
     2.23     Products Liability................................................................... 24
     2.24     Insurance............................................................................ 24
     2.25     Patents and Intellectual Property Rights............................................. 25
     2.26     Employee Benefit Plans............................................................... 26
     2.27     Brokerage............................................................................ 30
     2.28     Acquisition of Holdings Shares for Investment........................................ 31
     2.29     Material Customers................................................................... 31
     2.30     Disclosure........................................................................... 32


                                        i




ARTICLE III

                         REPRESENTATION AND WARRANTIES OF BUYER.................................... 32
     3.1      Organization......................................................................... 32
     3.2      Power and Authority.................................................................. 32
     3.3      Authorization and Enforceability..................................................... 32
     3.4      No Violation of Laws or Agreements................................................... 32
     3.5      Brokerage............................................................................ 33

ARTICLE IV

                 CERTAIN OBLIGATIONS OF SELLERS, THE COMPANIES AND BUYER........................... 33
     4.1      Conduct of Business Pending Closing.................................................. 33
     4.2      Insurance............................................................................ 35
     4.3      Fulfillment of Agreements............................................................ 36
     4.4      Access, Information and Documents.................................................... 36
     4.5      Resignations......................................................................... 36
     4.6      Financing............................................................................ 37
     4.7      Hart-Scott-Rodino Antitrust Improvement.............................................. 37
     4.8      Tax Matters; Cooperation............................................................. 37

ARTICLE V

                           CONDITIONS TO CLOSING; TERMINATION...................................... 37
     5.1      Conditions Precedent to Obligations of Buyer......................................... 37
     5.2      Conditions Precedent to the Obligations of the Sellers............................... 41
     5.3      Termination.......................................................................... 43

Article VI

                              CERTAIN ADDITIONAL COVENANTS......................................... 44
     6.1      Costs, Expenses and Taxes............................................................ 44
     6.2      Brokers.............................................................................. 44
     6.3      Additional Covenants................................................................. 44
     6.4      Indemnification By Sellers........................................................... 46
     6.5      Indemnification by Buyer............................................................. 48

ARTICLE VII

                                      MISCELLANEOUS................................................ 50
     7.1      Nature and Survival of Representations............................................... 50
     7.2      Notices.............................................................................. 50
     7.3      Successors and Assigns............................................................... 51
     7.4      Governing Law........................................................................ 52
     7.5      Headings............................................................................. 52
     7.6      Counterparts......................................................................... 52


                                       ii




     7.7      Further Assurances................................................................... 52
     7.8      Amendment and Waiver................................................................. 52
     7.9      Entire Agreement..................................................................... 52



                                LIST OF SCHEDULES

Schedule 1.2(a)     Allocation of Purchase Price

Schedule 1.2(b)     Opening Balance for Working Capital
                    Computation Based on 12/28/97 Unaudited
                    Balance Sheet

Schedule 1.2(c)     Closing Balance Sheet GAAP exceptions

Schedule 1.2(c)(i)  1997 Balance Sheet

Schedule 1.3        Payment of Purchase Price

Schedule 2.2        Capitalization and Stockholders; Existing
                    Liens on Stock

Schedule 2.5 States of Qualification; Location of Business and Assets

Schedule 2.6        Violations of Laws, Agreements

Schedule 2.8        No Undisclosed Liabilities

Schedule 2.9        Changes Since Balance Sheet Date

Schedule 2.10       Taxes

Schedule 2.10(c)    Canadian Taxes

Schedule 2.11       Inventory

Schedule 2.12       List and Aging of Accounts Receivable

Schedule 2.13       Litigation

Schedule 2.14       Contracts; Unfilled Firm Purchase Orders

Schedule 2.15       Permits and Licenses

Schedule 2.17       Permitted Liens and Encumbrances

Schedule 2.18(a)    Real Estate

Schedule 2.18(b)    Encroachments

Schedule 2.18(i)    Exceptions that Will Not Exist After Closing

Schedule 2.19       Transactions with Related Parties

Schedule 2.21       Compensation Arrangements, Bank Accounts and
                    Officers and Directors

Schedule 2.22       Labor Relations

Schedule 2.23       Product Liability

Schedule 2.24       Insurance

Schedule 2.25       Patents, Trademarks, Etc.

Schedule 2.26       Employee Benefit Plans
                       (a) plans
                       (c) no violations
                       (d) foreign plans

Schedule 2.29       Material Customers

Schedule 3.4        Violations of Buyer's Agreements

Schedule 5.1(h)     Loans Paid Off At Closing

Schedule 5.2(h)     Release of Guarantees

                                LIST OF EXHIBITS



Exhibit A           Form of Employment Agreement

Exhibit B           Form of Consulting Agreement

Exhibit C           Form of Securities Purchase and Holders Agreement for
                    William F. Callahan

Exhibit D           Form of Securities Purchase and Holders Agreement for
                    Sumner Kaufman

                            STOCK PURCHASE AGREEMENT


         THIS IS A STOCK PURCHASE AGREEMENT (the "Agreement") dated as of July 2, 1998, by and among BGH HOLDINGS, INC., a Delaware corporation ("Buyer"); MAPLE GROVE FARMS OF VERMONT, INC., a Vermont corporation ("MGF"); UPCOUNTRY NATURALS OF VERMONT, INC., a Vermont corporation ("UN"); LES PRODUITS ALIMENTAIRES JACQUES ET FILS, INC. a corporation organized under the laws of the Province of Quebec, Canada ("JEF" and, together with MGF and UN, the "Companies"); and William F. Callahan and Ruth M. Callahan (hereinafter referred to collectively as "Sellers" and individually as a "Seller"), who together own all of the issued and outstanding capital stock of the Companies.

                                   Background

         Sellers together own all of the issued and outstanding capital stock (the "Stock") of the Companies. Buyer desires to purchase and Sellers desire to sell the Stock, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

         In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

         1.1 Sale and Purchase of Stock.  At the Closing  referred to in Section
1.3 below, the Sellers will sell and assign to Buyer, and Buyer will purchase from the Sellers, the Stock.

         1.2 Purchase Price; Post-Closing Adjustment; Payment.

             (a) Purchase Price. The aggregate purchase price for all of the Stock (the "Purchase Price") shall be $15,170,000, which shall be paid to the Sellers at the Closing as follows: (i) $14,170,000 in cash (the "Cash Purchase Price"), (ii) 1,000 shares (the "Holdings Common Shares") of Common Stock, par value $.01 per share, of B&G Foods Holdings Corp., a Delaware corporation
("Holdings"), having an aggregate value of $10,000 and (iii) 990 shares (together with the Holdings Common Shares, the "Share Purchase Price") of the 13% Series A Cumulative Preferred Stock, par value $.01 per share, of Holdings having an initial aggregate liquidation preference of $990,000 (the "Holdings Preferred Shares"). The Cash Purchase Price shall be payable by wire transfer of immediately available funds to the accounts designated by Sellers prior to Closing. The Purchase Price with respect to each Company shall be allocated among the Sellers and Sumner Kaufman in the manner specified on Schedule 1.2(a).

             (b) Post-Closing Adjustment. The Purchase Price shall be subject to adjustment after Closing as follows. If the Combined Net Assets (as hereinafter defined) of the Companies as of the Closing Date is less than $828,529 (as calculated on the worksheet entitled "Opening Balance for Working Capital Computation Based on 12/28/97 Unaudited Balance Sheet" attached hereto as
Schedule 1.2(b)), then the Cash Purchase Price shall be reduced by the amount of such deficiency. If the Combined Net Assets of the Companies as of the Closing Date shall exceed $828,529, then the Cash Purchase Price shall be increased by the amount of such excess. As used herein, "Combined Net Assets" shall mean the excess or deficiency, as of the Closing Date, of the Total Assets (x) minus the Total Liabilities, (y) minus the pre-tax net earnings of JEF (translated into United States dollars (USD) at the spot rate as of the Closing Date (as hereinafter defined), and (z) plus up to USD$12,300 (which represents the tax benefit of the prior year's net operating loss carry forward in JEF through the Closing Date at the applicable Canadian tax rate translated into USD at the spot rate as of December 28, 1997). As used herein, "Total Assets" means the book value of the current assets and fixed assets of the Companies on a combined basis as reflected on the Closing Balance Sheet (as hereinafter defined) and shall not include (i) a receivable payable to the Companies from William F. Callahan in the amount of $620,000 (the "Callahan Receivable") and (ii) other assets which are not fixed or current assets. "Total Liabilities" means the book value of the total liabilities of the Companies on a combined basis as reflected on the Closing Balance Sheet, provided that current liabilities shall include all amounts, whether or not current, outstanding as of the Closing Date under the Companies' revolving credit facility. In addition, the parties agree that the Closing Balance Sheet shall include a litigation reserve of $50,000.

             (c) The Closing Balance Sheet.

             (i) Buyer shall, at its expense, cause to be prepared and delivered to the Sellers, within 60 days following the Closing, the combined balance sheet of the Companies as of the Closing Date (the "Closing Balance Sheet"), in conformity with generally accepted accounting principles (except for such instances of nonconformity as are specified on Schedule 1.2(c) which are referred to collectively herein as the "GAAP Exceptions") applied on a basis consistent with the Companies' combined balance sheet as of December 28, 1997 (the "1997 Balance Sheet"), a copy of which is attached as Schedule 1.2(c)(i). The Closing Balance Sheet shall have been reviewed by KPMG Peat Marwick. Buyer shall also deliver a calculation of the Combined Net Assets made in the manner set forth in Section 1.2(b) of this Agreement. In connection with the preparation of the Closing Balance Sheet and calculation of the Combined Net Assets, Sellers and their accountants shall be permitted to review all work papers, books and records associated with such preparation and calculation and to discuss the foregoing with officers and the accountants of the Buyer. The Sellers shall keep confidential any information relating to the post-closing operations of Buyer and the Companies to which the Sellers or their accountants may receive access in connection with the foregoing. Sellers shall advise Buyer, within 45 days following the delivery by Buyer to the Sellers of the Closing Balance Sheet and calculation of the Combined Net Assets, whether Sellers dispute the Closing Balance Sheet or the calculation of the Combined Net Assets. In the event of any dispute under this Section 1.2(c), the parties shall seek to resolve such dispute between themselves during the 30-day period following the date on which Sellers shall have advised Buyer of such dispute. In the event the parties are unable to resolve such dispute within such 30-day period, such dispute shall be referred to a "big six" accounting firm mutually selected by Sellers and Buyer (or if the parties shall fail to agree on such selection, such accounting firm shall be selected by lot (which lot shall exclude KPMG Peat Marwick)), which accounting firm shall be requested to seek to resolve such dispute within 30 days after such dispute is referred to them. The determination of such dispute by such accounting firm shall be final and binding on the parties. The fees and expenses of such accounting firm in resolving such dispute shall be borne 50% by Sellers and 50% by Buyer.

             (ii) The net amount of any adjustment to the Purchase Price pursuant to this Section shall be paid by Buyer to Sellers or by Sellers to Buyer, as the case may be, (together with interest on such amount from the Closing Date until paid at a rate equal to 8% per annum) within 10 days after the final determination of such adjustment is made.

         1.3 Closing.

             (a) Time and Place. The closing under this Agreement (the "Closing") will take place on the third business day after all of the conditions to closing set forth in Article V are fulfilled or waived, or such other date and such other time as Sellers and Buyer shall agree in writing (the "Closing Date"). The Closing shall take place at 10:00 a.m. local time at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112, or at such other time, date or place as the parties mutually shall agree.

             (b) Deliveries and Proceedings at the Closing. At the Closing:

             (i) Deliveries by Sellers. Each Seller will deliver to Buyer certificates evidencing his or her Stock accompanied by stock powers duly executed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Buyer good title to the Stock, free and clear of any lien, claim, security interest, pledge, mortgage, hypothec, prior claim, charge, equity, option, preemptive right, right of first refusal, restriction or encumbrance of any nature ("Lien").

             (ii) Deliveries By Buyer. Buyer will deliver to Sellers the Cash Purchase Price by wire transfer of immediately available funds to the accounts designated by Sellers and in such amounts as are set forth on Schedule 1.3, less any withholding required by Canadian federal or provincial law, which shall be consistent with the allocation provided for in Schedule 1.2. Buyer will deliver certificates representing the Share Purchase Price registered to William F. Callahan and Sumner Kaufman in the amounts and in the names set forth on
Schedule 1.3 hereto.

             (iii) Other Deliveries. The closing certificates, opinions of counsel and other documents required to be delivered pursuant to this Agreement will be exchanged.

         1.4 Default by Any of the Sellers. If any Seller fails to deliver to Buyer at the Closing any of the Stock to be sold by such Seller hereunder, such failure will not relieve any other Seller of any obligation hereunder, and Buyer may (a) acquire the remaining shares of Stock; or (b) refuse to make such acquisition and thereby terminate all of its obligations hereunder, in either case without prejudice to its rights against such defaulting Seller.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

         William F. Callahan and each Company hereby, jointly and severally, represent and warrant to Buyer and Ruth M. Callahan represents and warrants to Buyer only as to those matters related to her as a Seller contained in Sections 2.2, 2.3, 2.10(b), 2.27 and 2.30 below, as follows:

         2.1 Organization. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Company has all requisite power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted. The copies of each Company's articles of incorporation and bylaws, as amended to date, which have been delivered to Buyer, are correct and complete and are in full force and effect.

         2.2 Capitalization and Ownership; Power and Authority. Each Company's authorized and outstanding capital stock, and shares held in treasury, are as set forth on Schedule 2.2. All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon such Company, and were issued in compliance with all applicable federal, state and provincial securities or "blue-sky" laws and regulations. There are no outstanding subscriptions, options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of each Company and no securities convertible into or exchangeable for any of such capital stock. Each Seller (x) is the sole record and beneficial owner of the shares of Stock set opposite his or her name on Schedule 2.2, free and clear of any Lien, except for those Liens disclosed on Schedule 2.2 and (b) has full legal right, power and authority to enter into this Agreement, transfer such Stock to Buyer in accordance with this Agreement and to perform his or her other obligations hereunder, without the need for the consent of any other person or entity. Upon delivery to Buyer at the Closing of certificates representing the Stock in accordance herewith, Buyer will acquire good and valid, and legal and beneficial, title to such Stock, free and clear of any Liens. The Sellers own all of the issued and outstanding capital stock of the Companies, as set forth on Schedule 2.2.

         2.3 Authorization and Enforceability. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligations of such Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of each Company. This Agreement has been duly executed and delivered by each Company and constitutes the legal, valid and binding obligation of such Company enforceable in accordance with its terms.

         2.4 Subsidiaries. No Company, directly or indirectly, owns any stock of, or any other interest in, any other corporation, partnership, joint venture, business association or other entity.

         2.5 Qualification; Location of Business and Assets. No Company is duly qualified, in good standing and duly authorized to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on any Company. There has not been any claim by any jurisdiction to the effect that any Company is required to qualify or otherwise be authorized to do business therein other than as disclosed on Schedule 2.5. Set forth on Schedule 2.5 is each location (specifying state, county and city) where each Company (specifying which entity)
(a) has a place of business, (b) owns or leases real property, and (c) owns or leases any other property, including inventory, equipment, furniture, tools and dies.

         2.6 No Violation of Laws or Agreements. Except as disclosed on Schedule 2.6, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Sellers and the Companies, will not (a) contravene any provision of any Company's articles of incorporation or bylaws; (b) conflict with or result in a breach of or constitute a default, termination or modification of (or an event that reasonably could be expected, with the passage of time or the giving of notice or both, to constitute a default, termination or modification) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which any Company or any Seller is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or, to the best of Sellers' knowledge, any applicable law, rule or regulation; (c) result in the creation or imposition of any Lien upon any of the Companies' assets or give to others any interests or rights therein; (d) result in the maturation or acceleration of any liability or obligation of any Company (or give others the right to cause such a maturation or acceleration); (e) result in the termination of or loss of any right (or give others the right to cause such a termination or loss) under any agreement or contract to which any Company is a party or by which any of them may be bound; or (f) result in the loss of or require the repayment of any government grant, subsidy or tax credit.

         2.7 Financial Statements. The books of account and related records of the Companies fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis except for the GAAP Exceptions. William F. Callahan and the Companies have delivered to Buyer the combined statements of income and retained earnings and statements of cash flow of the Companies for the fiscal year ended September 28, 1997 and for the three-months ended December 28, 1997 and combined balance sheets of the Companies as at each of such dates (collectively, the "Financial Statements"). The Financial Statements (i) are correct and complete and in accordance with the books and records of the Companies, (ii) fairly present in all material respects the financial condition, assets and liabilities of the Companies as at their respective dates and the results of their operations and changes in financial position for the periods covered thereby, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except for the GAAP Exceptions. All references in this Agreement to the "Balance Sheet Date" shall mean December 28, 1997.

         2.8 No Undisclosed Liabilities. The Companies have no liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state, provincial and local taxes and any interest or penalties relating thereto, except (a) to the extent reflected as a liability on the Balance Sheet, (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and fully reflected as liabilities on the Companies' books of account, none of which, individually or in the aggregate, has been materially adverse and (c) liabilities disclosed on Schedule 2.8.

         2.9 No Changes. Except as disclosed on Schedule 2.9, since the Balance Sheet Date, each Company has conducted its businesses only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing sentence, except as disclosed on Schedule 2.9, since the Balance Sheet Date, there has not been:

             (a) any change in the financial condition, assets, liabilities, prospects, net worth, earning power or business of any Company, except changes in the ordinary course of business, none of which, individually or in the aggregate, has been or will be materially adverse to such Company;

             (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, business or prospects of any Company, or any material deterioration in the operating condition of any Company's assets;

             (c) any mortgage, hypothec, prior claim, pledge or subjection to any Lien of any kind of any Company's assets, tangible or intangible;

             (d) any strike, walkout, labor trouble or any other new or continued event, development or condition of any character which has or could materially adversely affect the business, properties or prospects of any Company;

             (e) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the capital stock of any Company, or any direct or indirect redemption, purchase or other acquisition of any capital stock of any Company or any rights to purchase such capital stock or securities convertible into or exchangeable for such capital stock, except for the purchase by William F. Callahan of the one percent (1%) interest in UN (10 shares of 1,010 issued and outstanding shares) formerly held by John Morrissey on or about February 12, 1998;

             (f) any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan (except for the Callahan Receivable) to, any officer, director, employee or shareholder of any Company (except normal annual merit increases made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, other benefits (including without limitation any bonus, profit-sharing, pension or other plan) to which any of its or their officers, directors, employees or shareholders may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice made pursuant to the employee benefit plans described on
Schedule 2.26, or any other payment of any kind to or on behalf of any such officer, director, employee or shareholder other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course of business;

             (g) any making or authorization of any capital expenditures in excess of $50,000;

             (h) any cancellation or waiver of any right material to the operation of any Company's business or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any Related Party (as such term is hereinafter defined);

             (i) any sale, transfer or other disposition of any assets of any Company, except sales of inventory in the ordinary course of business;

             (j) any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by any Company, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the Balance Sheet or incurred in the ordinary course of business since the Balance Sheet Date;

             (k) any material and adverse change or any threat of any material and adverse change in any Company's relations with, or any loss or threat of loss of, any Company's important suppliers, clients or customers;

             (l) any write-offs as uncollectible of any notes or accounts receivable of any Company or write-downs of the value of any assets or inventory by any Company other than in immaterial amounts or in the ordinary course of business consistent with past practice and at a rate no greater than during the twelve months ended on the Balance Sheet Date;

             (m) any change by any Company in any method of accounting or keeping its books of account or accounting practices;

             (n) any creation, incurrence, assumption or guarantee by any Company of any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by any Company of any indebtedness for money borrowed;

             (o) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with, any "Related Party" (as hereinafter defined), except for (i) directors' fees, (ii) compensation to the officers and employees of the Companies at rates not exceeding the rates of compensation (including bonuses) disclosed on Schedule 2.21 hereto, (iii) distributions and/or advances from MGF to, or for the benefit of, Sellers of up to fifty percent of pre-tax income to pay income taxes with respect to MGF (as used herein, a "Related Party" means any Seller, any of the officers or directors of the Companies, any affiliate, associate or relative of any Seller, any Company, or any of their respective officers or directors, or any business or entity in which any Seller, any Company or any affiliate, associate or relative of any such person has any direct or material indirect interest), and (iv) distributions or advances to William F. Callahan of such amounts that are included in the Callahan Receivable;

             (p) any disposition of or failure to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name or copyright, or any disclosure to any person not an employee or other disposal of any trade secret, process or know-how; or

             (q) any transaction, agreement or event outside the ordinary course of any Company's business or inconsistent with past practice.

             2.10 Taxes. (a) Each Company has (i) timely filed all returns required to be filed by it with respect to all United States and Canadian federal, state, provincial and local income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock franchise, corporate, capital, goods and services, value-added, unemployment compensation, customs, duty, severance, gross receipts, or other tax, assessment or charge of any kind whatsoever (all the foregoing taxes, assessments and charges including interest and penalties thereon and including estimated taxes, being hereinafter collectively called "Taxes"), (ii) paid all Taxes shown to have become due pursuant to such returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received, except for those listed on
Schedule 2.10. All tax returns have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of tax) of the corporation filing the same. The accruals for Taxes contained in the Balance Sheet are adequate to cover all liabilities for Taxes of the Companies for all periods ending on or before the Balance Sheet Date and include adequate provision for all deferred Tax, and nothing has occurred subsequent to that date to make any of such accruals inadequate. All Taxes for periods beginning after the Balance Sheet Date have been paid or are adequately reserved against on the books of the Companies. Each Company has timely filed all information returns or reports, including forms 1099, which are required to be filed and has accurately reported all information required to be included on such returns or reports. True copies of United States and Canadian federal, state and provincial income tax returns of each Company for each of their prior three fiscal years have been delivered to Buyer. There are no proposed assessments of Tax against any Company or proposed adjustments to any Tax return filed, pending against any Company or any proposed adjustments to the manner in which any Tax of any Company is determined. Except as disclosed on Schedule 2.10, each Tax return of the Companies has been audited by the relevant authorities (and all deficiencies or proposed deficiencies resulting from such audits have been paid or are adequately provided for in the Financial Statements), or the statute of limitations with respect to each Tax return has expired, and no Tax return is under examination by any taxing authority. Except as disclosed on Schedule 2.10, there are no suits or similar proceedings now pending or, to the knowledge of William F. Callahan, threatened against any Company with respect to any Tax, and there are no matters under discussion with any taxation or other authority relating to any Tax, or any claims for any additional Tax asserted by any such authority. No Company has ever (a) filed any consent agreement under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) executed a waiver or consent extending any statute of limitation for any Tax liability which remains outstanding, (c) except as disclosed on Schedule 2.10, joined in or been required to join in filing a consolidated, combined or unitary federal or state income Tax return, (d) applied for a Tax ruling, (e) entered into a closing agreement with any taxing authority or (f) filed an election under section 338(g) or section 338(h)(10) of the Code or caused a deemed election under section 338(e) thereof. No Company
(i) has agreed to make, nor is it required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise, (ii) owns an interest in an entity characterized as a partnership for federal income tax purposes, or (iii) is a party to any agreement that provides for payments (whether on its own or together with other payments) could result in the payment of "excess parachute payments" within the meaning of Section 280G of the Code in connection with the transactions contemplated in this Agreement. No Company is a party to any tax sharing, tax allocation or similar agreement or arrangement pursuant to which it could be liable for the Taxes of any other person. MGF has made a valid election to be treated as an "S" corporation under the Code, which election has been in effect from and including May 1, 1988 and MGF has qualified as an S corporation for federal and Vermont state income tax purposes at all times since May 1, 1988.

             (b) Neither MGF nor any Seller is a "foreign person" within the meaning of the Internal Revenue Code and regulations promulgated thereunder.

             (c) Neither Revenue Canada Taxation nor any other taxing authority is now asserting or threatening to assert any deficiency or claim for additional Taxes against JEF and there are no disputes as to any Taxes payable by JEF nor as to any matter which would have the effect of reducing any tax-loss carry forward that may be available to JEF. The inventories of JEF have been valued for tax purposes at the lower of cost or net realizable value. The fair market value of all depreciable assets of JEF is at least the amount of the undepreciated capital cost therefor recorded on its books and the paid up capital of JEF for income tax purposes equals its paid up capital under corporate law. JEF (i) has not made any election under Section 85 of the Income Tax Act (Canada) with respect to the acquisition or disposition of any property;
(ii) has not made any election under Sub-section 83(2) of the Income Tax Act (Canada) with respect to payment out of a capital dividend account; (iii) has not acquired or had the use of any property from a person with whom it was not dealing at arm's length; (iv) has not disposed of anything to a person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof;
(v) has not discontinued carrying on any business in respect of which any non-capital losses were incurred; (vi) has made all elections required to be made under the Income Tax Act (Canada) in connection with any distributions and all such elections were true and correct and in prescribed form and were made within the prescribed time periods; (vii) is not, nor has previously been at any time, associated with any other Canadian-controlled private corporation (within the meaning of the Income Tax Act (Canada), and (viii) has not filed with the Minister of National Revenue any agreement or form under Section 125(3) of the Income Tax Act (Canada) and is not carrying on and has never carried on business as a member of any partnership.

         Neither JEF nor its directors, officers of employees are aware of any contingent Tax liabilities or any grounds which would prompt a re-assessment, including aggressive treatment of income and expenses in filing earlier Tax returns.

         Control of JEF has not been acquired by a person or persons since its date of incorporation with the exception of the transfer of 100 Class J shares from Jacques Trust/Fiducie Jacques to William F. Callahan, settlor and sole beneficiary of said Trust, or or about January 30, 1995 (for purposes of this section, "control" is to be given the meaning found in Sections 186, 251 and 256 of the Income Tax Act (Canada)); there are no amounts outstanding and unpaid for which JEF has previously claimed a deduction under the Income Tax Act (Canada); and there are no circumstances existing which could result in the application to JEF of either Section 78 or Section 80 of the Income Tax Act (Canada). JEF has not claimed and will not claim any reserve under any one or more of subparagraph 40(1)(a)(iii) or subparagraphs 20(1)(m) or 20(1)(n) of the Income Tax Act (Canada) if any such amount could be included in JEF's income for a period ending after Closing. The financial statements and scheduled attached to the corporate income tax returns as filed by JEF for each of its taxation years reflect and disclose all transactions to which JEF was or is a party as required by the Income Tax Act (Canada) and the regulations made thereunder or other applicable revenue laws and all of the transactions to which JEF was or is a party are reflected or disclosed in these financial statements and schedules and these statements and schedules have been duly and accurately completed as required by these acts and regulations. JEF is not and will not become liable for any invalid, late or excess designations under the Share Purchase Tax Credit Provisions or the Scientific Research and Experimental Development Tax Credit Provisions of the Income Tax Act (Canada) or for unpaid taxes under Part VII or
Part VIII of the Income Tax Act (Canada). JEF has never received a dividend out of tax paid undistributed surplus or 1971 capital surplus on hand dividends within the meaning of the Income Tax Act (Canada) with respect to any assets it currently holds. JEF has no net capital losses as of the Balance Sheet Date and no transactions since that date will result in any net capital loss. JEF is a GST registrant for the purposes of the Goods and Services Tax provided under the Excise Tax Act (Canada) and its registration number is 139050512RT and a PST registrant for purposes of the Quebec Sales provided for under the Quebec Sales Tax Act and its registration number is 1140566846. JEF has not made or been a party to any election under Sections 150(1), 156(1), 227(1) or 273(1) of the Excise Tax Act of Canada or corresponding provisions of the Quebec Sales Tax Act. The preceding representations and warranties in this Section 2.10(c) which refer to the Income Tax Act (Canada) are true and correct with respect to the same or equivalent provisions, if any, of the Quebec Taxation Act or any other provincial taxation legislation.

         Schedule 2.10(c) accurately sets out the status of JEF's following tax accounts as of the Balance Sheet Date and there will be no change to any of such tax accounts between such date and the Closing Date except those which occurred in the ordinary course of JEF's business: (a) the adjusted cost base of JEF's capital properties; (b) the cost of JEF's depreciable properties for capital cost allowance purposes; (c) the capital cost allowance taken on each class of JEF's depreciable property; (d) the undepreciated capital cost of each class of JEF's depreciable property; (e) JEF's cumulative eligible capital account; (f) JEF's refundable dividend tax on hand; (g) JEF's non-capital losses and net capital losses; (h) JEF's investment tax credits; (i) the input tax credits, as defined in the Excise Tax Act for the purposes of the Goods and Services Tax and the Quebec Sales Tax Act for purposes of the Quebec Sales Tax.

         2.11 Inventory. All of the inventories of the Companies, including that reflected in the Balance Sheet, are valued at the lower of cost or market, the cost thereof being determined on a first-in, first-out basis, except as disclosed in the Financial Statements. All of the inventories of the Companies reflected in the Balance Sheet and all inventories acquired since the Balance Sheet Date consist of items of a quality and quantity usable and saleable in the ordinary course of the Companies' businesses within a reasonable period of time and at normal profit margins, and all of the raw materials and work in process inventory of the Companies reflected in the Balance Sheet and all such inventories acquired since the Balance Sheet Date can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time consistent with each Company's prior business practices, provided, however, that all such inventories of bulk pure maple syrup in barrels are usable and saleable only if blended together. Established reserves for obsolete and slow moving inventory are adequate. Attached hereto as Schedule 2.11 is a summary of each Company's inventory of finished goods, work in process and raw materials as of (i) May 24, 1998 with respect to general inventory and (ii) May 28, 1998 with respect to bulk maple syrup. Except as set forth on Schedule 2.11, no inventory is held on consignment by or for any of the Companies and none of the Companies is under any material liability or obligation with respect to the return of inventory or merchandise. All ingredients and finished products in inventory (i) comply in all material respects with the Food, Drug and Cosmetic Act and all acts amending or supplementing the Food, Drug and Cosmetic Act (including without limitation the Food Additive Amendment of 1958), and with pure food and drug laws of each and all states of the United States and the applicable laws and regulations in each jurisdiction of Canada where any such product is located or into which any such product is shipped by the Companies, (ii) are not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or such other laws, (iii) are not prohibited from introduction into interstate commerce under the provisions of Sections 404 or 505 of the Food, Drug and Cosmetic Act and (iv) do not contain a hazardous substance or a banned substance.

         2.12 Accounts Receivable. To the knowledge of William F. Callahan and each Company, all of the accounts and notes receivable of the Companies represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes represent amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business, and, to the Companies' and William F. Callahan's knowledge, are not subject to any counterclaims or offsets not in the ordinary course of business and have been billed and are generally due within 30 days after such billing. To the knowledge of William F. Callahan and each Company, all such receivables are fully collectible in the normal and ordinary course of business, except to the extent of a reserve in an amount not in excess of the reserve for doubtful accounts and other related reserves reflected on the Balance Sheet.
Schedule 2.12 sets forth (a) the total amount of accounts receivable of the Companies outstanding as of May 24, 1998 and (b) the agings of such receivables based on the following schedule: 0-30 days, 31-60 days, 61-90 days, and over 90 days, from the due date thereof.

         2.13 No  Pending  Litigation  or  Proceedings.  Except  as set forth on
Schedule 2.13, there are no actions, suits, arbitrations, investigations, or administrative or other proceedings pending or, to the best of William F. Callahan's and the Companies' knowledge, threatened against or affecting any Company or any of their assets or affecting the Stock or any Seller's rights thereto, at law or in equity, by or before any court or governmental or administrative department, agency or instrumentality, and there is no basis for any such action, suit, investigation or proceeding. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting any Company, or any of their assets or businesses or affecting the Stock or any Seller's rights thereto, except as disclosed on Schedule 2.13.

         2.14 Contracts; Compliance. Except as listed on Schedule 2.14, no Company is a party to or bound by any lease, contract or commitment, oral or written, formal or informal, of the following types:

             (a)  mortgages,   hypothecs,  trust  deeds,  indentures,   security
agreements or other agreements and instruments relating to the borrowing of money, the extension of credit or the granting of Liens;

             (b) employment and consulting agreements;

             (c) union or other collective bargaining agreements;

             (d) powers of attorney;

             (e) sales agency, manufacturers representative and distributorship agreements or other distribution or commission arrangements;

             (f) licenses of patent, trademark and other intellectual property rights;

             (g) agreements, orders or commitments for the purchase of services, raw materials, supplies or finished products from any one supplier for an amount in excess of $25,000;

             (h) agreements, orders or commitments for the sale of products or services for more than $25,000 to any single purchaser;

             (i) contract or option relating to the sale by any Company of any asset, other than sales of inventory in the ordinary course of business;

             (j) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, accrued vacation pay, group insurance, welfare agreements or other plans, agreements, trusts or arrangements for the benefit of employees;

             (k) agreements or commitments for capital expenditures in excess of $50,000 for any single project;

             (l) partnership or joint venture agreements;

             (m) agreements requiring the consent of any party thereto to the consummation of the transactions contemplated hereby;

             (n) agreements, arrangements or understandings with any Related Party;

             (o) lease or sublease agreements under which it is lessor, lessee, sublessor or sublessee;

             (p) agreement, contract or commitment for any charitable or political contribution;

             (q) agreements, contracts or commitments for the warehousing or storage of any of the assets of any Company; or

             (r) other agreements, contracts and commitments which are material to the business of each Company, or which involve payments or receipts of more than $25,000 in any single year, or which were entered into other than in the ordinary and usual course of business.

         All such leases, contracts and other commitments are in full force and effect; all parties to such leases, contracts and other commitments have complied with the provisions thereof; no such party is in default under any of the terms thereof; and no event has occurred which constitutes or, with the passage of time or the giving of notice or both, would constitute a default by any party under any provision thereof. Except as disclosed on Schedule 2.14, the Companies have received no prepayment with respect to any such lease or contract. The copies of each of the written leases, contracts and commitments delivered by Sellers to the Buyer represent the full and complete text thereof and have not been amended or modified, nor have any provisions thereof or rights of any party thereto been waived; and the summaries of the oral leases, contracts and commitments are true and complete in all material respects. Set forth on Schedule 2.14 is a summary of unfilled firm purchase orders for each operational division of the Companies as of the last day of the month immediately preceding the present month.

         2.15 Compliance With Laws. Each Company holds and is in material and substantial compliance with the terms and conditions of all permits, certificates, licenses, approvals, registrations and authorizations required under all statutes, laws, rules, regulations and orders, foreign, provincial, federal, state and municipal, (including without limitation those relating to environmental protection, occupational safety and health, equal employment practices and fair trade practices) (collectively, "Laws") in connection with its business ("Permits"). Schedule 2.15 sets forth a list of all such Permits, all such Permits are in full force and effect. Each Company has materially complied with all applicable Laws. Other than as set forth on Schedule 2.15, no notice, citation, summons, judgment or order has been issued, no complaint nor claim has been filed, no penalty has been assessed, no litigation is pending and, to the Companies' and William F. Callahan's knowledge, no investigation, inspection or review is pending or threatened by any governmental or other entity or third party (a) with respect to any alleged violation by any Company of any Law or Permit, (b) with respect to any alleged failure by any Company to have any Permit, or (c) with respect to any use, handling, management, generation, treatment, storage, recycling, transportation or disposal ("Management"), Release (as defined in CERCLA) or threat of Release of any hazardous or toxic or polluting substances, wastes or materials ("Hazardous Materials") generated by or on behalf of any Company. Except as disclosed on
Schedule 2.15, no Company has Managed or Released any Hazardous Materials on any property, including any property now or previously owned or leased by any Company or at any off-site location, nor has anyone acting on behalf of any Company Managed or Released any Hazardous Materials on any property now or previously owned or leased by any Company or on behalf of any Company at any off-site location, in either case in violation of any Law or in a manner which has resulted in or may result in liability or obligations of the Company, including liability or obligations with respect to the investigation remediation or other response action with respect to Hazardous Materials ("Remediation") or liability for personal injury, property damages to natural resources, whether under Laws or under civil or common law. No Company has transported any Hazardous Materials or arranged for the transportation of such substances to any location which is the subject of foreign, provincial, federal, state or local enforcement actions or other investigations which may lead to claims against any Company or the Buyer for Remediation or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or state, local, provincial, federal or foreign laws of similar effect.

         2.16 Consents. Except as required under the HSR Act and as set forth on
Schedule 2.16 hereto, no consent, approval or authorization of, or registration or filing with, any person, including any governmental authority or other regulatory agency, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         2.17 Title. The Companies have good, marketable, and indefeasible title fee to all Real Estate (as hereinafter defined), except for the Quebec Property (as hereinafter defined), and good, marketable and indefeasible fee or leasehold title to the personal property, and with respect to all real property located in the Province of Quebec (the "Quebec Properties"), JEF is the registered owner of all properties and assets, including the properties and assets reflected in the Financial Statements (except those disposed of in the ordinary course of business since the Balance Sheet Date), and all such interest in the real property, personal property and the Quebec Property is held free and clear of any mortgage, hypothec, prior claim, pledge, lien, restriction, encumbrance, tenancy, license, encroachment, covenant, condition, right of way, easement, claim, security interest, charge, option, conditional sales agreement, reserve or servitude (and apparent or nonapparent, with respect to the Quebec Property), violation of restrictions of public law, homologated line, right of first refusal or offer, use and impairment taxes, arrears or taxes (including, without limitation, school, municipal (whether special or general), intermunicipal, local improvement and surtax), or any other matter affecting, or defects in, title, except: (a) minor imperfections of title, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use or enjoyment of the affected properties or impairs the operations of the Company, (b) liens for current taxes not yet due and payable, and (c) as disclosed on Schedule 2.17 (collectively "Permitted Encumbrances"). Except as disclosed on Schedule 2.17, no Company has received in respect of any of its assets any notice of conflict with the asserted rights of any other party. The assets owned or leased by each Company on the Closing Date will include all of the assets necessary for, or that are used by, such Company in the conduct of such Company's business consistent with past practice.

         2.18 Real Estate.

             (a)   Schedule   2.18(a)   contains  a  correct  list  and  summary
description of all real properties owned (beneficially or of record) (collectively, the "Real Estate") by each Company and identifies all title insurance policies covering any of, or relating to, such properties. One of the Companies is in actual, exclusive possession of each parcel of Real Estate. The Companies or William F. Callahan have delivered to Buyer complete copies of all title policies and surveys pertaining to the Real Estate that are known by them to exist and are in their possession or control. To the knowledge of William F. Callahan and the Companies, all such surveys were accurate in all material respects at the time made. No real property or estates or interests therein, other than the Real Estate, is used by the Companies in the conduct of their respective businesses.

             (b) All structures and other improvements on the Real Estate are within the lot lines and do not encroach on the property of any other person except as otherwise disclosed on Schedule 2.18(b).

             (c) To each Companies' and William F. Callahan's knowledge, the construction, use and operation of all Real Estate materially conforms to all applicable building, zoning, safety, environmental, subdivision, and other laws, ordinances, regulations, codes, permits, licenses and certificates, and all restrictions and conditions affecting title.

             (d) Neither the Sellers nor any Company has received any written or oral notice for assessments for public improvements against any of the Real Estate which remains unpaid, and no such assessment has been proposed.

             (e) Neither the Sellers nor any Company has received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of the Real Estate, or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of the Real Estate or (iii) requests the performance of any repairs, alterations or other work to or in any of the Real Estate or in the streets bounding the same.

             (f) There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate, and to the best knowledge of the Sellers and the Companies no such proceeding is contemplated.

             (g) The water, gas, electricity and other utilities serving each parcel of the Real Estate have been, and are currently, adequate to service the normal operation of each parcel of the Real Estate, as conducted in the past and as currently conducted.

             (h) The Real Estate is accessible by public roads and is free from strips, gores and enclaves. To the Sellers' knowledge, no fact or condition exists which would result in the termination of the current access from the Real Estate to any presently existing highways and roads adjoining or situate on the Real Estate (as the case may be).

             (i) On and as of the Closing Date, all of the Real Estate shall be free and clear of, and none of the Real Estate shall be subject to, exceptions listed on Schedule 2.18(i) under the heading Exceptions That Will Not Exist After Closing ("Exceptions That Will Not Exist After Closing").

             (j) With  respect to the Real  Estate  located in the  Province  of
Quebec: (i) all delays to register legal hypothecs against such property arising out of any construction or renovation shall have expired on or prior to the date hereof and as of the date hereof, no such legal hypothecs are registered against such property or remain uncancelled; (ii) such property is not part of a housing complex according to an Act Respecting the Regie du Logement (Quebec);
(iii) there is no  contestation  of real estate taxes relating to such property;
(iv) neither the whole nor any part of such property is subject to any law protecting agricultural land; (v) such property is not subject to the provisions of the Cultural Property Act (Quebec) or any regulations or directives thereunder; and (vi) all mutation taxes under an Act Respecting Duties on Transfers of Immoveables (Quebec) have been paid and no transfer duties are outstanding.

         2.19 Transactions with Related Parties. Except as disclosed on Schedule 2.19, no Related Party:

             (a) has borrowed money or loaned money to any Company which has not been repaid;

             (b) has any contractual or other claim, express or implied, of any kind whatsoever against any Company;

             (c) had, since the Balance Sheet Date, any interest in any property or assets used by any Company in their respective businesses; or

             (d) has been engaged, since the Balance Sheet Date, in any other transaction with any Company (other than employment relationships at the salaries disclosed in Schedule 2.21).

         2.20 Condition of Assets. The buildings, structures, machinery, equipment, tools, fixtures, furniture, improvements and other assets of the Companies, including those reflected in the Balance Sheet, are in good operating condition and repair and are suitable for and are adequate and sufficient for the purposes for which they are used in their respective businesses, subject to normal wear and tear, and, to the knowledge of William F. Callahan, there are no defects with respect thereto which would subject any Company to liability under applicable law.

         2.21 Compensation Arrangements;  Bank Accounts; Officers and Directors.
Schedule 2.21 sets forth the following information:

             (a) the names and current annual salary, including any bonus, if applicable, of all present officers and employees of each Company whose current annual salary, including any promised, expected or customary bonus, equals or exceeds $40,000, together with a statement of the full amount of all remuneration paid by such Company to each such person and to any director of such Company, during the calendar year preceding the date hereof;

             (b) the name of each bank in which each Company has an account or safe deposit box, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto; and

             (c) the names and titles of all directors and officers of each Company and of each trustee, fiduciary or plan administrator of each employee benefit plan of each Company.

             2.22 Labor Relations. Except as disclosed on Schedule 2.22 (a) no employee of any Company is represented by any union or other labor organization;
(b) there is no unfair labor practice complaint against any Company pending or threatened before the National Labor Relations Board; (c) there is no labor strike, dispute, slow down or stoppage actually pending or, to the best knowledge of William F. Callahan and the Companies, threatened against or involving any Company; (d) no grievance which might have an adverse affect on any Company or the conduct of their businesses is pending; (e) no private agreement restricts any Company from relocating, closing or terminating any of their operations or facilities; (f) none of the Companies in the past three years experienced any work stoppage or other labor difficulty or committed any unfair labor practice; and (g) there are no outstanding decisions or settlements or pending settlements to which any Company is a party or, to the knowledge of Sellers, affecting any Company generally, in each case under any employment legislation which place any obligation upon any Company to do or refrain from doing any act or which places a financial obligation upon any Company. The Companies have paid or accrued all current assessments under all employment legislation in relation to them; the Companies have not been subject to any special or penalty assessment under any employment legislation which has not been paid and the Companies' workers' compensation claims experience has not given right to or resulted in any surcharge or additional premium being imposed on the Companies or any of them under any workers compensation legislation and there are not currently pending any claims or investigations with respect to any of the foregoing, except for workers compensation claims in the ordinary course of business.

             2.23 Products Liability. Except as set forth on Schedule 2.23, all of which matters are adequately covered by insurance, there are no actions, suits, investigations, claims, damages or expenses pending or, to the best knowledge of William F. Callahan or any of the Companies, threatened with respect to any product liability or any similar claim that relates to any product manufactured or sold by any Company to others. To the knowledge of William F. Callahan and each Company, there are no liabilities of any Company, fixed or contingent, asserted or unasserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by any Company to others other than standard warranty obligations (to replace, repair or refund) made by the Companies in the ordinary course of business to purchasers of their products.

             2.24 Insurance. Attached hereto as Schedule 2.24 is a complete and correct list of all policies of insurance of which any Company is the owner, insured or beneficiary, or covering any of their property, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, cash value if any, expiration date and any pending claims thereunder. All such policies are valid, outstanding and in full force and effect. The coverages provided by such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses in which the Companies are, or have been, engaged and are comparable to coverages customarily maintained by companies in similar lines of businesses and such insurance is sufficient in the aggregate to cover all reasonably foreseeable damage to and liabilities or contingencies relating to the conduct by the Companies of their business and affairs. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on Schedule 2.24, there are no outstanding unpaid premiums or claims under such policies. Schedule 2.24 contains an accurate and complete description of any provision contained in such policies which provide for retrospective or retroactive premium adjustments. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by any Company. None of the Companies has been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years. All products liability and general liability policies maintained by or for the benefit of any Company have been "occurrence" policies and not "claims made" policies. Schedule 2.24 contains a complete and correct list of all such products liability and general liability policies, indicating for each policy, the carrier, risks insured, the amount and dates of coverage, deductible and any pending claims thereunder; and all such policies are in full force and effect.

         2.25 Patents and Intellectual Property Rights.

             (a) Schedule 2.25 contains a complete and accurate list of all patents and patent applications, industrial design registrations, copyright registrations, trademarks, service marks, trade names, and registrations and applications for registration of trademarks, service marks, trade names, trade dress and domain names used by any Company in the conduct of its business specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the date of application and issuance or registration of the item.

             (b) Schedule 2.25 also contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets, computer software programs (other than standard, commercially available programs), or other intellectual property used by any Company in the conduct of its business, and (ii) by which any Company licenses or otherwise authorizes a third party to use such intellectual property. None of the Companies or, to the knowledge of William F. Callahan and the Companies, any other party is in breach of or default under any such license or other agreement and each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

             (c) Except as explicitly indicated in Schedule 2.25, each Company owns or is licensed or otherwise has the exclusive right to use, and has the right to bring actions for the infringement of, all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, inventions, technology, know-how, designs, formulae, trade secrets, confidential and proprietary information, computer software programs (other than standard, commercially available programs), domain names, and other intellectual property necessary for the operation of business of such Company as it is currently conducted.

             (d) The business operations of each Company do not, to the knowledge of William F. Callahan and the Companies, infringe on the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other intellectual property rights of any third party, and no claim has been made, notice given, or dispute arisen to that effect except as disclosed on Schedule 2.25. No Company has any pending claims that a third party has violated or infringed any of such Company's patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other proprietary rights. No Company has given any indemnification to any third party against infringement of such intellectual property rights.

             (e) Except as explicitly indicated in Schedule 2.25, all of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations and domain name registrations indicated in Schedule 2.25 are valid and in full force, are held of record in the name of the Companies free and clear of all Liens and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as explicitly indicated in Schedule 2.25, one of the Companies is the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, and copyright registration indicated in Schedule 2.25, and no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such application.

             (f) To the knowledge of William F. Callahan and the Companies, none of the material trade secrets, know-how or other confidential or proprietary information of any Company has been disclosed to any person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement.

         2.26 Employee Benefit Plans.

             (a) Set forth on Schedule 2.26(a) is a true and complete list of each (i) "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any "multiemployer plan" as defined in Section 3(37) of ERISA), (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change- of-control, health, life, death benefit, welfare, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, arrangement or policy, whether formal or informal, maintained, contributed to, or required to be contributed to, by any of the Companies or any "ERISA Affiliate" or under which any of the Companies or any ERISA Affiliate may have any liability within the United States (the "Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" means (i) any corporation included with any of the Companies in a controlled group of corporations within the meaning of
Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with any of the Companies within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which any of the Companies is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of any of the Companies under Section 414(o) of the Code.

             (b) As applicable with respect to each Benefit Plan, the Companies have delivered to Buyer, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the three most recent summary annual reports, actuarial reports, financial statements and trustee reports, and (vii) all records, notices and filings concerning IRS or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of
Section 4043 of ERISA.

             (c) Except as otherwise disclosed with particularity on Schedule 2.26(c):

             (i) The Companies and each ERISA Affiliate are in compliance in all respects with the provisions of ERISA and the Code applicable to the Benefit Plans. Each Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

             (ii) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meet, and at all times since their inception have met the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code.

             (iii) All Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trust are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the best knowledge of the Companies is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification.

             (iv) No Benefit Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. No Benefit Plan is now or at any time has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

             (v) There are no pending audits or investigations by any governmental agency involving the Benefit Plans, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto, nor to the best knowledge of the Companies is there any reasonable basis for any such claim, suit or proceeding.

             (vi) Neither the Companies, any ERISA Affiliate, nor to the best knowledge of the Companies, any fiduciary, trustee or administrator of any Benefit Plan, has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Benefit Plan which would subject any such Benefit Plan, the Companies, any ERISA Affiliate or Buyer to a tax, penalty or liability for a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Benefit Plan is invested in any property constituting "employer real property" or any "employer security" within the meaning of Section 407 of ERISA.

             (vii) Any insurance premium under any insurance policy related to a Benefit Plan for any period up to and including the Closing Date shall have been paid, or accrued and booked on or before the Closing Date, and, with respect to any such insurance policy or premium payment obligation, neither the Companies, any ERISA Affiliate nor the Buyer shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

             (viii) With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Companies and each ERISA Affiliate comply in all respects with the continuation coverage and certification requirements of the Code and ERISA.

             (ix) No Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code.
Neither the Companies nor any ERISA Affiliate has made a written or oral representation to any current or former employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment.

             (x) Sellers' execution of, and performance of the transactions contemplated by this Agreement will not constitute an event under any Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee. No Benefit Plan provides for "parachute payments" within the meaning of Section 280G of the Code.

             (d) Schedule  2.26(d) lists all pension,  retirement,  supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, death benefit, welfare, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract or arrangement, any of the Companies or any ERISA Affiliate or under which any of the Companies or any ERISA Affiliate may have liability, outside the United States (the "Foreign Plans".) Schedule 2.26(d) contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each of the Foreign Plans as of the dates thereof.

             (e) A true and complete copy of each Foreign Plan including all amendments and modifications thereof together with all related trust agreements and insurance contracts together with all governmental filings made during the last three years have been delivered to Buyer. With respect to each current Foreign Plan, or plan under which benefits may be due to, or liabilities may exist in respect of, current or former employees, the Sellers have delivered to the Buyer accurate and complete copies of (i) all currently applicable plan texts and agreements; (ii) all summary plan descriptions and material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent actuarial valuation.

             (f) Each Foreign Plan has been maintained, operated and administered in compliance in all material respects with its terms and with all applicable laws. All contributions and other payments required to be made by the Companies or any ERISA Affiliate to any Foreign Plan which respect to any period up to and including the Closing Date shall have been made or accrued and booked on or before the Closing Date. All Foreign Plans have been duly registered where required by, and are in good standing under, all applicable legislation. There are no pending audits, investigations or proceedings by any Governmental Entity involving the Foreign Plans and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Foreign
Plan), suits or proceedings against or involving any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan that could give rise to any material liability.

         2.27 Brokerage. Except as described in the first sentence of Section 6.2, the fees and expenses of which shall be borne by Sellers, no Company nor any Seller has made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

         2.28 Acquisition of Holdings Shares for Investment. (a) The Holdings Common Shares and Holdings Preferred Shares being acquired under this Agreement are being acquired by William F. Callahan and Sumner Kaufman for investment and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and William F. Callahan and Sumner Kaufman will not distribute any of the Holdings Common Shares and Holdings Preferred Shares in violation of the Securities Act or the applicable securities laws of any state.

             (b) Each of William F. Callahan and Sumner Kaufman understands that the Holdings Common Shares and Holdings Preferred Shares being acquired hereunder have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

             (c) Each of William F. Callahan and Sumner Kaufman is financially able to hold the Holdings Common Shares and Holdings Preferred Shares being acquired hereunder for long-term investment, believes that the nature and amount of the Holdings Common Shares and Holdings Preferred Shares being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Holdings Common Shares and Holdings Preferred Shares.

             (d) Each of William F. Callahan and Sumner Kaufman confirms that he
(i) is familiar with the proposed business of Holdings, (ii) has had the opportunity to ask questions of the officers and directors of Holdings and to obtain (and that he has received to his satisfaction) such information about the business and financial condition of Holdings as he has reasonably requested, and
(iii) either alone or with his purchaser representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of the prospective investment in the Holdings Common Shares and Holdings Preferred Shares.

         2.29 Material Customers. Schedule 2.29 sets forth a true and complete list of all customers that accounted for ten percent or more of the net sales of MFG for the fiscal year ended September 28, 1997 ("MFG Material Customers"). Except as disclosed on Schedule 2.29, since September 28, 1997 there has not been any adverse change or any threat of any adverse change in MFG's relationship with, or any loss or threat of loss of, any MFG Material Customer.

         2.30 Disclosure. No representation or warranty by William F. Callahan or the Companies, or, as applicable, Ruth M. Callahan, in this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading or necessary to provide Buyer with adequate and complete information as to the Companies and their affairs and the Stock.

                                   ARTICLE III

                     REPRESENTATION AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Sellers as follows:

         3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The copies of Buyer's articles of incorporation and by-laws, as amended to date, which have been delivered to Sellers, are correct and complete and are in full force and effect.

         3.2 Power and Authority. Buyer has full corporate power and authority to make, execute, deliver and perform this Agreement.

         3.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

         3.4 No Violation of Laws or Agreements. Except as set forth on Schedule 3.4, the execution and delivery of this

Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Buyer, will not (a) contravene any provision of any Buyer's articles of incorporation or bylaws; (b) conflict with or result in a breach of or constitute a default (or an event that reasonably could be expected, with the passage of time or the giving of notice or both, to constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Buyer is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation or (c) result in the maturation or acceleration of any liability or obligation of Buyer (or give others the right to cause such maturation or acceleration) which would prevent Buyer from consummating the transactions contemplated by this Agreement.

         3.5 Brokerage. Except as described in the second sentence of Section 6.2, the fees and expenses of which shall be borne by Buyer, Buyer has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

                                   ARTICLE IV

             CERTAIN OBLIGATIONS OF SELLERS, THE COMPANIES AND BUYER

         4.1 Conduct of Business Pending Closing. From and after the date hereof and pending Closing, and unless Buyer shall otherwise consent or agree in writing, William F. Callahan and each Company covenant and agree that:

             (a) Ordinary Course. The business of each Company will be conducted only in the ordinary course and consistent with past practice, including billing, shipping and collection practices, inventory transactions and payment of accounts payable.

             (b) Preservation of Business. They will use all reasonable efforts to preserve the business organization of each Company intact, to keep available to Buyer the services of each present officers and employees of each Company and to preserve for Buyer the good will of the suppliers, customers and other having business relations with each Company.

             (c) Material Transactions. They will not permit any Company to:

             (i) amend its Articles of Incorporation or Bylaws;

             (ii) change its authorized or issued capital stock or issue any rights or options to acquire shares of its capital stock;

             (iii) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business the terms of which are consistent with past practice and reasonable in light of current conditions;

             (iv)  enter  into  any   employment  or   consulting   contract  or
arrangement with any person which is not terminable at will, without penalty or continuing obligation;

             (v) sell, transfer, lease or otherwise dispose of any of its assets other than in the ordinary course of business and consistent with past practice;

             (vi) incur, create, assume or suffer to exist any mortgage, pledge, lien, restriction, encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of its assets or other property, except Permitted Encumbrances and the continuance of MGF's credit facility with Fleet Bank - NH;

             (vii) make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

             (viii) declare or pay any dividend or other distribution (except as necessary to allow Sellers to pay income taxes for the period September 28, 1997 through the Closing Date) in respect of any class of its capital stock, or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock or any securities convertible into or exchangeable for such stock;

             (ix) increase or otherwise change the compensation payable or to become payable to any officer, employee or agent;

             (x) make or authorize the making of any capital expenditure in excess of $50,000;

             (xi) incur any debt or other obligation for money borrowed other than under MGF's existing credit facility with Fleet Bank-NH, and in the ordinary course of business consistent with past practice.

             (xii)  incur  any  other  obligation  or  liability,   absolute  or
contingent except in the ordinary course of business consistent with past practice;

             (xiii) waive or permit the loss of any substantial right;

             (xiv) guarantee or become a co-maker or accommodation maker or otherwise become or remain contingently liable in connection with any liability or obligation of any person other than any Company;

             (xv) loan, advance funds or make an investment in or capital contribution to any person other than any Company;

             (xvi) take any action or permit to occur any event set forth in subparagraphs (c) and (e) through (j) and (l) through (p) of Section 2.9;

             (xvii) take any action or omit to take any action which will result in a violation of any applicable law or cause a breach of any agreements, contracts or commitments; or

             (xviii) enter into any agreement to do any of the foregoing.

         4.2 Insurance. Each Company shall maintain in full force and effect the policies of insurance listed on Schedule 2.24, subject only to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by the Buyer. Each Company and William F. Callahan shall promptly advise the Buyer in writing of any change of insurer or type of coverage in respect of the policies listed on Schedule 2.24.

         4.3 Fulfillment of Agreements. William F. Callahan and each Company shall use his or its respective best efforts to cause all of the conditions to the obligations of the Buyer under Section 5.1 of this Agreement to be satisfied on or prior to the Closing. Each Company shall use its best efforts, and William
F. Callahan shall use his best efforts and shall cause each Company to use its best efforts, to conduct its business in such a manner that at the Closing the representations and warranties of the Sellers and each Company contained in this Agreement shall be true and correct as though such representations and warranties were made on, as of, and with reference to such date. The Sellers and each Company will promptly notify Buyer in writing of any event or fact which represents or is likely to cause a breach of any of their or its representations, warranties, covenants or agreements. Each Company and William
F. Callahan shall promptly advise Buyer in writing of the occurrence of any condition or development (exclusive of general economic factors affecting business in general) of a nature that is or may be materially adverse to the business, operations, properties, assets, prospects or conditions (financial or otherwise) of any Company.

         4.4 Access,  Information  and  Documents.  Each  Company  will give and
William F. Callahan will cause each Company to give to Buyer and to Buyer's counsel, accountants and other representatives full access during normal business hours to all of such Company's properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants and will furnish to Buyer all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of such Company as Buyer may reasonably request.

         4.5 Resignations. At the Closing, William F. Callahan will deliver written resignation of each Company's directors and officers and of the trustees, plan administrators and fiduciaries of the Benefit Plans.

         4.6 Financing. Buyer will use its commercially reasonable efforts to complete its arrangements for the debt financing (the "Financing") required to effect the transactions contemplated by this Agreement and to pay related fees and expenses on terms reasonably satisfactory to Buyer.

         4.7 Hart-Scott-Rodino Antitrust Improvement. Promptly after the date hereof, Buyer and the Seller will file the required notifications with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Department") pursuant to and in compliance with the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The parties hereto shall not intentionally or negligently delay submission of information requested by FTC and Department under the HSR Act and shall use their respective best efforts promptly to supply, or cause to be supplied, such information and shall use their best efforts to obtain early termination of the applicable waiting period.

         4.8 Tax Matters; Cooperation. Buyer agrees to cooperate with Sellers to make an election under Internal Revenue Code Section 1377(a) to specifically cut off books as of the Closing Date. Buyer agrees to cooperate with Sellers in effectuating the termination of MGF's S corporation election effective as of 12:01 a.m. the day after the Closing Date. Buyer agrees to file a stub year return for JEF with a year-end date of the Closing Date.

                                    ARTICLE V

                       CONDITIONS TO CLOSING; TERMINATION

         5.1 Conditions  Precedent to Obligations of Buyer.  The  obligations of
Buyer to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer at Buyer's option):

             (a) Bringdown of Representations and Warranties. The representations and warranties of William F. Callahan and each Company and, as applicable, Ruth M. Callahan, contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations of William F. Callahan and each Company and, as applicable, Ruth
M. Callahan, set forth in this Agreement that are qualified by materiality shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Buyer shall have received certificates to such effect, one signed by the Sellers and the others signed by the chief executive officer and chief financial officer of each Company.

             (b) Performance and Compliance. The Sellers and each Company shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing and Buyer shall have received certificates to such effect, one signed by the Sellers and the others signed by the chief executive officer and chief financial officer of each Company.

             (c) Opinion of Counsel. Buyer shall have received from Downs, Rachlin & Martin PLLC and Martineau Walker, counsel for the Sellers, an opinion dated the date of the Closing in form and substance satisfactory to Buyer.

             (d) Satisfactory Instruments. All instruments and documents required on the Sellers' and each Company's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance reasonably satisfactory to Buyer and its counsel.

             (e) Required Consents. All consents and
approvals of third parties to the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law the passing of which is necessary for the consummation of such transactions (including without limitation the waiting period under the HSR Act) shall have passed or been terminated.

             (f) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Buyer's ownership or control of any Company or the business of any Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in any Company (whether through a derivative action or otherwise) against any Company or any officer, director or shareholder of any Company in his capacity as such or (iii) which might have a material adverse effect on the business, prospects or condition (financial or otherwise) of any Company.

             (g) Financing. Buyer shall have completed its arrangements for the Financing on terms and conditions reasonably satisfactory to Buyer and received the proceeds thereof.

             (h) Pay-Off Documentation. Buyer shall have received documentation reasonably satisfactory to Buyer evidencing the discharge of all of the indebtedness (and liens associated with such indebtedness) listed on Schedule 5.1(h), which schedule sets forth the estimated amounts of such indebtedness as of July 2, 1998. The parties understand and agree that the estimated payoff amounts contained on Schedule 5.1(h) are for informational purposes only and Buyer will receive a confirmation of actual payoff amounts at least two business days prior to the Closing Date.

             (i) Employment Agreement. William F. Callahan shall have executed and delivered the Employment Agreement substantially in the form of Exhibit A.

             (j) Consulting Agreement. William F. Callahan shall have executed and delivered the Consulting Agreement substantially in the form of Exhibit B.

             (k) Title Insurance. Sellers shall have delivered, (i) good and valid, irrevocable ALTA or CLTA title insurance binders or commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies reasonably acceptable to Buyer (collectively, the "Title Company"), irrevocably committing the Title Company
(subject only to the satisfaction of any industry standard requirements contained in the Title Commitment and reasonably acceptable to Buyer) to issuing ALTA form of title insurance policies insuring good, valid, indefeasible fee simple title to each parcel of the Real Estate in the owner in the respective amounts as Buyer requests prior to Closing, subject to no liens or exceptions to title other than the Permitted Encumbrances, except the Exceptions That Will Not Exist After Closing, or (ii) with respect to the Quebec Property and at Buyer's election, a title opinion satisfactory in form and substance to Buyer (collectively the "Title Policies"). Each of the Title Commitments shall be effective as of a date occurring not earlier than the date of this Agreement, and the effective dates of each of them shall be brought down to the time of the Closing. Each such Title Commitment shall include such endorsements thereto as may reasonably be requested by Buyer.

             (l) Survey. The Buyer shall have received as- built surveys of each parcel of Real Estate (the "Surveys") in accordance with the 1992 minimum standard detail requirements for ALTA/ACSM Land Title, including Table A items 2,3,4,6,7,8,9,10,11 and 13 and with the Accuracy Standards (as adopted by ALTA and ACSM) of an Urban Survey, dated after June 1, 1998, and showing, without limiting the foregoing, with respect to each parcel of the Real Estate, all easements and other appurtenances and all easements and other encumbrances burdening such parcel, and showing adequate physical and legal access to and from the property and one or more right of ways. Each Survey shall be certified to the Company owning the property surveyed, the Buyer, the Title Company and any other person reasonably requested by Buyer and shall comply with any requirements imposed by the Title Company as a condition to the removal of any survey exception from the general exceptions to the Title Policy covering the Real Estate shown on the Survey.

             (m) Exceptions That Will Not Exist After Closing. Evidence of discharge or termination of all of the Exceptions That Will Not Exist After Closing in recordable form satisfactory to Buyer shall have been delivered to Buyer.

             (n) FIRPTA. Buyer shall have received certificates from the Sellers, made under penalties of perjury, stating that neither MFG nor UN is a foreign corporation, foreign partnership, foreign trust or foreign estate and listing both the U.S. Employer Identification Number and principal business office address of each of MFG and UN.

             (o) Canadian Witholding Certificates. Buyer shall have received from Sellers copies of applications for certificates pursuant to Section 116 of the Income Tax Act of Canada and the corresponding provision under the Quebec Taxation Act and such applications shall have been filed with the appropriate authorities.

             (p) Security Holders Agreement. Each of William F. Callahan and Sumner Kaufman shall have executed and delivered to Buyer the form of securities purchase and holders agreements attached hereto as Exhibit C and Exhibit D, respectively.

             (q) Substitution of Letters of Credit. Buyer shall have received documentation reasonably satisfactory to Buyer evidencing (i) the cancellation and replacement of the Letters of Credit and Standby Letters of Credit issued by Fleet Bank for the benefit of (1) Steven J. Graf (No. HS 1098058), (2) Roy Barros (No. HS 1098061), (3) Connecticut Indemnity Co. (No. HS 1048017) and (4) Getion Cadapp Inc. (No. HS 1096366), and the consent by each of such parties to such replacement; or (ii) the continuation of the letters of credit referenced in the preceding clause (i) by such issuer based on collateral provided by Buyer, and the release by such issuer of all related liens on the assets of the Companies and the Stock.

             (r) Cancellation/Assignment of Life Insurance Policies. Sellers shall have delivered documentation reasonably satisfactory to Buyer evidencing the cancellation, or the assignment to William F. Callahan, of the life insurance polices listed on Schedule 2.24 insuring William F. Callahan and Susan Callahan.

             (s) Canadian Ministries. Buyer shall have received documentation or access to information reasonably satisfactory to Buyer in response to its inquiries to each of the following in the Province of Quebec: Bureau du commissaire du travail, Commission de la sante et securite du travail, Commission des normes du travail, Municipalite de Saint-Evariste- de-Forsyth, Ministere de l'envirnnement et de la faune and Ministere des ressources naturelles du Quebec.

         5.2 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Sellers at the Sellers' option):

             (a) Bringdown of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations of Buyer set forth in this Agreement that are qualified by materiality shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Buyer shall have delivered to the Sellers a certificate, signed by its President or a Vice President, to such effect.

             (b) Performance and Compliance. Buyer shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by it on or before the Closing and Buyer shall have delivered to the Sellers a certificate, signed by its President or a Vice President, to such effect.

             (c) Opinion of Counsel for Buyer. The Sellers shall have received from Dechert Price & Rhoads, counsel for Buyer, an opinion dated the date of the Closing in form and substance satisfactory to the Sellers.

             (d) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

             (e) B&G Foods, Inc. Board Appointment. William F. Callahan and shall have been appointed to the board of directors of B&G Foods, Inc., effective upon the Closing hereunder.

             (f) Satisfactory Instruments. All instruments and documents required on the part of Buyer to effectuate and consummate the transactions contemplated hereby shall be delivered to the Sellers and shall be in form and substance reasonably satisfactory to the Sellers and their counsel.

             (g) Required Consents. All consents and approvals of all governmental departments, agencies, authorities and commissions required for the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law the passing of which is necessary for the consummation of such transactions (including without limitation the waiting period under the HSR Act) shall have passed or been terminated.

             (h) Release of Sellers. Sellers shall have received documentation reasonably satisfactory to Sellers evidencing the release of Sellers as guarantors from all of the loans of the Companies set forth on Schedule 5.2(h).

             (i) Payment of Subordinated Debt. William F. Callahan shall have received $3,603,018.59 (which amount includes accrued but unpaid interest through July 9, 1998), plus an additional amount equal to $556 per day from July 10, 1998 to the Closing Date, in full satisfaction of the outstanding indebtedness of the Companies to William F. Callahan.

             (j) Employment Agreement. Buyer shall have executed and delivered the Employment Agreement substantially in the form of Exhibit A.

             (k) Consulting Agreement. Buyer shall have executed and delivered the Consulting Agreement substantially in the form of Exhibit B.

             (l) Security Holders Agreement. Holdings shall have executed and delivered to each of William F. Callahan and Sumner Kaufman the form of security holders agreement attached hereto as Exhibit C and D, respectively.

         5.3 Termination.

             (a) When Agreement May Be Terminated. This Agreement may be terminated at any time prior to Closing:

             (i) By mutual consent of Buyer and Sellers;

             (ii) By Buyer if there has been a breach by Sellers of any of their representations, warranties or covenants, or if any of the conditions specified in Section 5.1 hereof shall not have been fulfilled by the time required and shall not have been waived by Buyer;

             (iii) By Sellers if there has been a breach by Buyer of any of its representations, warranties or covenants, or if any of the conditions specified in Section 5.2 hereof shall not have been fulfilled by the time required and shall not have been waived by Sellers;

             (iv) By Buyer or Sellers if Closing shall not have occurred prior to August 31, 1998; provided that Buyer or Sellers may terminate this Agreement pursuant to this subparagraph (iv) only if Closing shall not have occurred by such date for a reason other than a failure by such party to satisfy the conditions to Closing of the other party set forth in Section 5.1 or 5.2 hereof.

             (b) Effect of Termination. In the event of termination of this Agreement by either Sellers or Buyer, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Sellers or Buyer or Buyer's officers or directors, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that the obligations of the parties set forth in Section 6.4 and 6.5 hereof shall survive such termination.

                                   Article VI

                          CERTAIN ADDITIONAL COVENANTS

         6.1 Costs, Expenses and Taxes. The Sellers will pay all costs and expenses, including legal fees, in connection with their and the Companies' performance of and compliance with this Agreement, and all transfer, documentary and similar taxes in connection with the delivery of the shares of Stock to be made hereunder. The Sellers shall also be responsible for the costs and expenses of preparing any tax returns with respect to periods prior to the Closing Date. Buyer will pay all cost and expenses, including legal fees, of Buyer's performance of and compliance with this Agreement. Buyer will pay (i) the notification filing fee required under the HSR Act, (ii) the costs and expenses of obtaining any title insurance, title opinions and surveys; and (iii) the costs and expenses of Phase I Environmental Assessments. In addition, Buyer will pay any prepayment penalties imposed upon the Companies in connection with the prepayment of such Companies' indebtedness at Closing, provided, however, that in the event the aggregate of all such prepayment penalties exceeds $49,000, then Sellers shall be responsible for the payment of any such excess.

         6.2 Brokers. The Sellers have engaged Kaufman & Company as a broker in connection with this transaction, and any fee, commission or other amount payable to such broker will be paid by the Sellers. Buyer has engaged Chapman Partners as a broker in connection with this transaction, and any fee, commission or other amount payable to such broker will be paid by the Buyer.

         6.3 Additional Covenants.

             (a) Payment of Callahan Receivable. On the Closing Date and immediately following the Closing, William F. Callahan shall pay to Buyer, by means of wire transfer of immediately available funds, the funds necessary to fully discharge the Callahan Receivable.

             (b) Repayment of Debt. In the event the Buyer shall have paid any of the indebtedness of the Companies or Sellers prior to and in connection with the Closing and the Closing for any reason does not promptly occur thereafter, Sellers and the Companies shall be jointly and severally responsible for promptly reimbursing Buyer for the full amount of all such payments.

             (c) Option to Purchase Additional Shares of Holdings. Within six months following the Closing Date, William F. Callahan shall have the right to acquire additional Holdings Common Shares and Holdings Preferred Shares for an aggregate purchase price of $100,000, on such terms and conditions, including price per share, as are identical to those offered by Holdings Corp. to the existing outside directors of B&G Foods, Inc.

             (d) Covenant Not to Compete. (i) From and after the Closing Date, no Seller will, unless acting as an officer, director or employee of the Companies, Buyer or their affiliates, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, stockholder, partner or otherwise with, any business conducting business under any name similar to the name of any of the Companies or Buyer. For a period of five years from and after the Closing Date, no Seller will, except as an officer or employee of Buyer, the Companies or their affiliates, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an officer, employer, stockholder, partner or otherwise with, any business which at any relevant time during such period directly or indirectly competes with Buyer, any of the Companies, or any related entities (including any parent, subsidiary or affiliate of Buyer) in any state in the United States or province of Canada in which Buyer, any of the Companies or any such related entity is then conducting business. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section. The restrictive covenant contained in this
Section is a covenant independent of any other provision of this Agreement and the existence of any claim which any Seller may allege against any other party to this Agreement, whether based on this Agreement or otherwise, will not prevent the enforcement of this covenant. Sellers agree that Buyer's remedies at law for any breach or threat of breach by any Seller of the provisions of this Section will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seeks to enforce this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent court or tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

             (ii) The portion of the Purchase Price to be allocated to the Covenant Not to Compete contained in Section 6.3(d)(i) above shall be $100,000 and Buyer agrees it will not take any inconsistent position with respect to such allocation for income tax or accounting purposes.

         6.4 Indemnification By Sellers.

             (a) Extent of Indemnity. William F. Callahan hereby agrees to indemnify and hold harmless Buyer from and against:

             (i) any loss, liability, claim, obligation, damage or deficiency of or to Buyer or any Company arising out of or resulting from any breach of any representation or warranty on the part of the Sellers or any Company contained in this Agreement or in any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby;

             (ii) any loss, liability, claim, obligation, damage or deficiency of or to Buyer or any Company arising out of or resulting from any nonfulfillment of any agreement on the part of the Sellers or any Company contained in this Agreement or in any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby;

             (iii) any and all liabilities of any Company of any nature, whether due or to become due, whether accrued, absolute, contingent or otherwise, existing on the Closing Date or arising out of any transactions entered into, or any state of facts existing, prior to such date, except (A) liabilities reflected as liabilities on the Closing Balance Sheet (but only to the extent so reserved or reflected), and (B) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and to the extent permitted by this Agreement and reflected on the books of account of the Companies;

             (iv) any and all liabilities, except to the extent otherwise reflected in the Closing Balance Sheet for (A) Taxes of the Companies for any taxable period ending on or before the Closing Date, (B) in the case of a taxable period that includes, but does not end on, the Closing Date, Taxes of the Companies that are allocable to the portion of such taxable period up to and including the Closing Date (a "Pre-Closing Period"), (C) any liability for Taxes of any consolidated, combined or unitary group of corporations that included a Company on or before the Closing Date and for which the Company may be liable under Treas. Reg. ss.1.1502-6 or analogous provisions of state, local or foreign tax law, and (D) any liability for Taxes of any other person pursuant to the terms of a tax sharing or tax allocation agreement or similar arrangement. Taxes allocable to a Pre-Closing Period shall be determined, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, based on an interim closing of the books basis as of the Closing Date.

             (v) any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section;

             (vi) any losses, liability, claim, obligation, damage or deficiency of or to any Company arising out of or resulting from or pertaining to environmental conditions or violations first occurring, exiting or arising prior to the Closing, including without limitation, (A) (i) the presence, Release, or threat of Release of Hazardous Materials at any property now or previously owned, operated or leased by the Company or in connection with its or their business; (ii) arising from the off-site Management, Release or threat of Release of Hazardous Materials generated by or on behalf of any Company prior to Closing Date; or (iii) the violation of any Environmental Law by any Company prior to Closing and for a reasonable period of time after the Closing Date necessary to come into compliance with any Law; or
(B) arising out of any of the events or circumstances described in the preceding clause (A) based on a claim or theory that any Company is a successor in interest to any of its predecessors.

         6.5 Indemnification by Buyer. Buyer hereby agrees to indemnify and hold harmless the Sellers from and against:

             (a) any loss, liability, claim, obligation, damage or deficiency arising out of or resulting from any breach of any representation or warranty, or nonfulfillment of any agreement on the part of Buyer contained in this Agreement or in any statement or certificate furnished or to be furnished to the Sellers in connection with the transactions contemplated hereby, and

             (b) any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section.

         6.6 Limitations on Indemnification. (a) For purposes of this Agreement, the aggregate amount of such losses, liabilities, claims, obligations, damages, deficiencies, costs, expenses and fees (including attorneys fees) incurred by Sellers, on the one hand, or buyer, on the other hand, shall be referred to as "Damage" or "Damages."

             (b) William F. Callahan shall not be obligated to pay any indemnification amounts for Damages pursuant to Section 6.4(i) until the aggregate amount of all Damages pursuant thereto exceeds an amount equal to $100,000 on an after-tax basis (the "Basket"), whereupon Buyer shall be entitled to indemnification under Section 6.4(i) for all such Damages in excess of such amount up to a maximum amount equal to $4,000,000.

             (c) Notwithstanding the foregoing Section 6.6(b), William F. Callahan shall not be obligated to pay any indemnification amounts for Damages incurred in connection with the litigations disclosed on Schedule 2.13 (including, without limitation, settlement amounts and attorneys' fees, collectively "Litigation Damages"), until the aggregate amount of all such Litigation Damages exceeds the sum of (i) $275,000 and (ii) the then unused portion of the Basket (the sum of (i) and (ii) being referred to herein as the "Litigation Threshold"). William F. Callahan shall indemnify Buyer for and hold Buyer harmless from any and all Litigation Damages in excess of the Litigation Threshold. In the event that aggregate Litigation Damages shall exceed the Litigation Threshold, the parties agree that Buyer shall not settle prior to final adjudication the matter of Joyce Gammell v. William F. Callahan and Maple Grove Farms of Vermont, Inc. (the "Gammell Litigation") without the prior consent of William F. Callahan, which shall not be withheld unreasonably. Notwithstanding the foregoing, William F. Callahan shall not have the right to consent to such settlement if Buyer agrees to pay settlement costs (including attorneys' fees) on the Gammell Litigation to the extent that such settlement costs cause aggregate Litigation Damages to exceed the Litigation Threshold (it being understood that William F. Callahan shall not be required to indemnify Buyer for the amount of such excess).

             (d) Sellers shall have no liability to Buyer with respect to Sellers' representation in the second sentence of Section 2.12, it being understood that Buyer shall look to the reserves for accounts receivable on the Closing Balance Sheet for such obligations, which reserve shall include a proper reserve for the Sam's Club receivable, which receivable is currently outstanding in the amount of $28,126.

             (e) Notwithstanding the provisions of Section 6.6(b), above, the limitations on the indemnification obligations of William F. Callahan shall not apply to breaches of representations or warranties made by Sellers or the Companies in Sections 2.1, 2.2 or 2.3. Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity applicable to any Seller shall apply to any breach of a representation or warranty if such representation or warranty was made with actual knowledge by a Seller that it (i) contained an untrue statement of a material fact or (ii) omitted to state a material fact necessary to make the statements contained therein not misleading. For purposes of calculating the amount of Damages incurred arising out of or relating to any breach of a representation or warranty, all references to "material" or other materiality qualifications (or correlative terms), including as expressed in accounting concepts such as GAAP, shall be disregarded.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Nature and Survival of Representations. The provisions set forth in
Section 6.1 of this Agreement shall expressly survive the termination or abandonment of this Agreement. All covenants and agreements contained in this Agreement shall survive the Closing Date and shall remain in full force and effect. The representations and warranties set forth in Articles II and III of this Agreement shall survive the Closing Date for a period of eighteen months, except (a) the representations in Sections 2.10, 2.15 (as to environmental protection only) and 2.26 shall survive until the date which is 60 days after the expiration of the statute of limitations applicable to such matters, (b) the representations and warranties in Sections 2.1, through 2.4 and Sections 3.1 through 3.3 shall survive the Closing Date in perpetuity, and (c) the foregoing time limitations shall not apply to any claims which have been the subject of a written notice specifying the factual basis of the claim in reasonable detail prior to expiration of the applicable time period. No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time or the decision of any party to complete the Closing.

         7.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

             If to Buyer, to:

                  BGH Holdings, Inc.
                  c/o B&G Foods, Inc.
                  426 Eagle Rock Avenue
                  Roseland, New Jersey 07068

                  Attention: President

             With a required copy to:


                  Dechert Price & Rhoads
                  30 Rockefeller Plaza
                  New York, New York 10112

                  Attention: Glyndwr P. Lobo

             If to the Companies or Sellers, to:

                  Maple Grove Farms of Vermont, Inc.
                  167 Portland Street
                  St. Johnsbury, Vermont  05819

                  Attention:  William F. Callahan


             With a required copy to:

                  Downs, Rachlin & Martin PLLC
                  9 Prospect Street
                  P.O. Box 99
                  St. Johnsbury, Vermont  05819-0099

                  Attention:  James G. Wheeler, Jr.

         7.3 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign all or any portion of its rights and obligations hereunder: (i) as collateral security to one or more persons that provide the Financing, provided that such persons obtain no greater rights against Sellers or the Companies as are available to Buyer under this Agreement; (ii) to any person that acquires all or any substantial portion of the businesses of Buyer or the Companies following the Closing in connection with the disposition by Buyer of its businesses or of the Companies; or (iii) to an entity which, directly or indirectly, controls, is controlled by, or is under common control with Buyer (any such person referred to in Subsections (i), (ii) and (iii) is referred to herein as an "Assignee"). In the event of any such assignment and assumption, all rights and obligations of Buyer shall be assumed by the

Assignee, but Buyer shall remain liable for any and all such obligations to Seller regardless of such assignment.

         7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws. Any action, suit or other proceeding initiated by any Seller or Buyer against the other under or in connection with this Agreement may be brought in the federal courts for the Southern District of New York or any state court in New York County, New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. Buyer and Sellers hereby submit themselves to the jurisdiction of any such court.

         7.5 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         7.7 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         7.8 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

         7.9 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, each of which is hereby


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


incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                               BGH HOLDINGS, INC.


                               By:
                                   ---------------------------------
                                   Name: David Wenner
                                   Title: President


                               MAPLE GROVE FARMS OF VERMONT, INC.


                               By:
                                   ---------------------------------
                                   Name: William F. Callahan
                                   Title: President


                               UPCOUNTRY NATURALS OF VERMONT, INC.


                               By:
                                   ---------------------------------
                                   Name: William F. Callahan
                                   Title: President







                               [signatures continued on next page]

                               LES PRODUITS ALIMENTAIRES JACQUES
                               ET FILS, INC.


                               By:
                                   ---------------------------------
                                   Name: William F. Callahan
                                   Title: Director



                               --------------------------------------
                                         William F. Callahan


                               --------------------------------------
                                          Ruth M. Callahan

                               With respect to Section 2.28  only:


                               --------------------------------------
                                          Sumner Kaufman